Exhibit 99.1

Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6614 – Investors
mdaniel@bassettfurniture.com

Peter D. Morrison
Vice President of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release

Bassett Announces Fiscal Second Quarter Results

(Bassett, Va.) – June 30, 2022 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) announced today its results of operations for its second quarter ended May 28, 2022.

Fiscal 2022 Second Quarter Highlights of Continuing Operations

(Dollars in millions)

	Sales				Operating Income
	2nd Qtr		Dollar	%	2nd Qtr	% of	2nd Qtr	% of
	2022	2021	Change	Change	2022	Sales	2021	Sales
Consolidated (1)	$128.7	$110.0	$18.7	17.0%	$11.0	8.6%	$7.1	6.5%

Wholesale	$87.5	$76.0	$11.5	15.3%	$3.4	3.9%	$5.4	7.1%

Retail	$75.6	$62.5	$13.1	21.0%	$7.9	10.4%	$1.7	2.7%

(1)	Our consolidated results include certain intercompany eliminations. See Table 4, “Segment Information” below for an illustration of the effects of these intercompany eliminations on our consolidated sales and operating income.

We are pleased to report a 17.0% revenue increase and a 55.4% increase in operating profit for the quarter ended May 28, 2022 as compared to the prior year quarter. Consolidated revenue of $128.7 million generated operating income of $11.0 million for the period, one of our strongest showings ever. These results, coupled with the gain on the previously announced sale of our Zenith Logistics subsidiary to J. B. Hunt Transport Services, Inc. on February 28, 2022 produced $47.1 million of net income, or $4.94 per share. On a normalized basis, earnings per share of $0.81 compared favorably to last year’s $0.51. In light of the proceeds derived from the Zenith divestiture and the recent diminution in the equity value of publicly traded furniture companies, we appropriately returned $23.7 million to shareholders in the quarter in the form of dividends and share repurchases. Given our strong balance sheet profile of $89.3 million of cash and investments and no debt on May 28, 2022, we will continue to reduce our still substantial backlog of orders and better serve our customers during the back half of the year. Despite high inflation and declining U.S. consumer sentiment, we are continuing to invest in the growth initiatives we have in place, which we will discuss further at the end of the release.

We enjoyed a terrific quarter from a wholesale revenue perspective as net sales grew by 15.3%. Our domestic upholstery assortment continues to be our primary growth driver as our styling, comfort, fabrics, and optionality draw consumers to the Bassett brand. Preparation for the fall promotion of our successful “Modern Casual” lifestyle is well underway and will include direct mail, video, and various forms of digital outreach in an integrated cross-channel marketing campaign highlighting the key attributes of our best sellers as well as several new offerings that were introduced at the High Point Furniture Market in April. Also significant was the 26.7% growth harvested by the combined efforts of our outdoor furniture team. Supply chain disruptions have been particularly acute in the outdoor furniture industry, but our team has strengthened our wholesale field organization and successfully exposed our products to a wider array of retailers and designers. The Covid-related Asian factory shutdowns last fall and earlier this year made for a tougher quarter in our casegoods division. We currently have a large number of containers in transit from Vietnam and a large percentage of those products should ship to our customers upon their arrival this summer.

Wholesale profitability remains at levels below our pre-pandemic norms. Several factors are at play in this regard. As has been the case for at least six quarters, our inability to pass along price increases to our customers at the pace required to cover the increases that our vendors have levied on us has been impossible. As a result, we have generally chosen to digest higher manufacturing and sourcing costs without levying an increase on the backlog as our customers sold those products with the expectation of realizing the margin based on the cost at the time they sold the product to the consumer. This dynamic has characterized our wholesale segment for some time. Another aspect of the pervasive inflation that we have been facing manifests in our imported motion furniture Club Level division. While we enjoyed very strong Club Level sales last year, our vendor was not able to keep pace with demand for most of 2021 and into this year as well. The eventual pick up in shipments coincided with outlandish increases in the ocean freight rates that we (and our customers) were charged to bring the products over from Asia into our U.S. warehouses. Ultimately, we absorbed significant amounts of these charges in our Club Level margins in the May quarter. To a lesser extent, this has been the case in our outdoor business as well. One final factor that has been affecting our wholesale margins has been the emergence of LIFO inventory charges that have not been material for many years but have re-appeared with the rising valuation of our inventory, once again reflecting the inflationary pressure that we have all been facing. Suffice it to say that we have not seen additional vendor price increases in the past few weeks, which is undoubtedly linked to the slowdown of incoming orders that the industry began to experience starting in April. In any event, we believe that our wholesale margins will return to their historical norms over the next few months, and we will vigilantly monitor them until they do.

The second quarter was an all-time record sales and profitability performance for our corporate retail organization. $75.6 million of retail delivered sales represented a 21.0% improvement over last year and operating profit of $7.9 million was almost five-fold better than last year. The corresponding operating margin of 10.4% was also a “best ever.” Gross margins improved by 160 basis points to 53.1%, driving double digit operating profit margins at almost 60% of the fleet. We plan to open a new store format in Dallas at the Inwood Plaza adjacent to the Highland Park area in time for Labor Day. The 12,000 square foot store will replace a smaller store that we are closing in the Knox/Henderson area. Also, we are closing our Wichita, Kansas store and our location in Houston on the Southwest Freeway at the Greenway Plaza. This store will be replaced by a new location in mid to late 2023. The real estate in Houston was company owned and the proceeds have been used to purchase a new 25,000 square foot location in Tampa at Dale Mabry Highway and I-275. This will be our fifth location in Florida, and we are excited to expand our presence in one of the fastest growing markets in the U.S. While our written sales have been pacing behind prior year but well ahead of pre-pandemic levels, they have cooled since the beginning of April to a point where they are now comparable to 2019. We invested more in marketing dollars for the seventeen-day Memorial Day event, and it paid off as we recorded our second biggest May holiday ever, surpassed only by last year. Our retail backlog remains substantial from a historical point of view, ensuring that deliveries will remain strong through at least the early fall. Nevertheless, we are naturally concerned about all of the negative financial news and the effects of inflation that are weighing on the consumer. We will remain aggressive in our marketing budget allocations to acquire as many new customers as possible while we assess the depth of a potential downturn. The cost cuts that we made in retail have proved instrumental in the improved financial results that we have been posting as of late and should allow us to post better results than we did with the more burdensome structure that we operated pre-pandemic.

One cannot adequately discuss our second quarter without touching on the consummation of the divestiture of our Zenith Logistics subsidiary and the positive implication for the Company’s future. Obviously, the financial outcome was beneficial to our shareholders and our balance sheet as Bassett received $85.5 million in cash, resulting in an income statement gain of $39.4 million, net of tax. Although very attractive financially, the impetus for the transaction was always strategic and driven by two major factors: 1) the consolidation of the largely family-owned and relatively small, dedicated furniture carrier network that we viewed as inevitable and thus, in this case timely and 2) the opportunity to form a strategic alliance with the technologically and operationally sophisticated behemoth, J.B. Hunt. This alliance affords the opportunity for us to open the aperture to a new world of service and resource access that can be game changing for our retail customers, stores, and the end user consumer.

In April, we embarked on our vision of a nationwide network of dedicated Bassett fulfillment centers that will inventory our best sellers and add an element of immediacy to our proven platform of made to order custom furniture that has been the linchpin of our strategy for the past two decades. Our first fulfillment center opened in Orlando, Florida and we plan to open the second center in New Jersey early this fall.

As we move into a period of slowing sales, we plan to be conservative with our capital allocation strategy while continuing to invest in our future. Our ongoing investment in technology is fundamental to remaining competitive and we view capital deployed in support of our tech stack as essential. Also underway is a plan to refresh key stores around the country, which was derailed in part with the pandemic shutdown. Finally, we plan to acquire the Haleyville, Alabama facility which we currently lease to manufacture and finish aluminum outdoor furniture. The manufacturing process, warehousing, and the condition of the building in general warrant an upgrade to bring the plant up to Bassett standards. This work started earlier this year but will accelerate over the course of the remainder of the year. We are very encouraged by the marketplace’s reception to our American Made outdoor furniture and see this as an important growth initiative as we move ahead.

Robert H. Spilman, Jr., Chairman and CEO

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality home furnishings. With 96 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally and a logistics business specializing in home furnishings. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the second fiscal quarter of 2022, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions (including, without limitation, the effects on revenue, supply and demand resulting from the duration and extent of the COVID-19 pandemic) and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income - unaudited
(In thousands, except for per share data)

	Quarter Ended				Six Months Ended
	May 28, 2022		May 29, 2021		May 28, 2022		May 29, 2021
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$128,706	100.0%	$109,997	100.0%	$246,570	100.0%	$211,652	100.0%
Cost of furniture and accessories sold	62,767	48.8%	52,911	48.1%	123,239	50.0%	101,163	47.8%
Gross profit	65,939	51.2%	57,086	51.9%	123,331	50.0%	110,489	52.2%

Selling, general and administrative expenses	54,927	42.7%	50,001	45.5%	105,841	42.9%	97,842	46.2%
Income from operations	11,012	8.6%	7,085	6.4%	17,490	7.1%	12,647	6.0%

Other income (loss), net	(627)	-0.5%	(259)	-0.2%	(1,256)	-0.5%	(560)	-0.3%
Income from continuing operations before income taxes	10,385	8.1%	6,826	6.2%	16,234	6.6%	12,087	5.7%

Income tax expense	2,642	2.1%	1,749	1.6%	4,200	1.7%	3,313	1.6%
Income from continuing operations	7,743	6.0%	5,077	4.6%	12,034	4.9%	8,774	4.1%

Discontinued operations:
Income from operations of logistical services	-		1,222		1,712		1,644
Gain on disposal	53,254		-		53,254		-
Income tax expense	13,879		325		14,309		433

	39,375		897		40,657		1,211

Net income	$47,118		$5,974		$52,691		$9,985

Basic earnings per share:
Income from continuing operations	$0.81		$0.51		$1.25		$0.89
Income from discontinued operations	4.14		0.09		4.22		0.12
Basic earnings per share	$4.95		$0.60		$5.47		$1.01

Diluted earnings per share:
Income from continuing operations	$0.81		$0.51		$1.25		$0.89
Income from discontinued operations	4.13		0.09		4.22		0.12
Diluted earnings per share	$4.94		$0.60		$5.47		$1.01

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	May 28, 2022	November 27, 2021
Assets
Current assets
Cash and cash equivalents	$71,610	$34,374
Short-term investments	17,715	17,715
Accounts receivable, net	22,836	20,567
Inventories, net	92,865	78,004
Recoverable income taxes	1,724	8,379
Current assets of discontinued operations held for sale	-	11,064
Retail real estate held for sale	3,623	-
Other current assets	11,349	10,181
Total current assets	221,722	180,284

Property and equipment, net	73,706	69,168

Other long-term assets
Deferred income taxes, net	6,985	3,189
Goodwill and other intangible assets	14,326	14,354
Right of use assets under operating leases	91,256	95,955
Long-term assets of discontinued operations held for sale	-	52,757
Other	5,758	5,953
Total long-term assets	118,325	172,208
Total assets	$413,753	$421,660

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$26,952	$23,988
Accrued compensation and benefits	12,620	12,639
Customer deposits	46,391	51,492
Current portion of operating lease obligations	20,291	20,235
Current liabilities of discontinued operations held for sale	-	16,095
Other current liabilities and accrued expenses	14,832	9,770
Total current liabilities	121,086	134,219

Long-term liabilities
Post employment benefit obligations	13,055	12,968
Long-term portion of operating lease obligations	88,803	94,845
Long-term liabilities of discontinued operations held for sale	-	16,210
Other long-term liabilities	668	686
Total long-term liabilities	102,526	124,709

Stockholders’ equity
Common stock	46,396	48,811
Retained earnings	145,471	115,631
Additional paid-in-capital	-	113
Accumulated other comprehensive loss	(1,726)	(1,823)
Total stockholders' equity	190,141	162,732
Total liabilities and stockholders’ equity	$413,753	$421,660

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Six Months Ended
	May 28, 2022	May 29, 2021
Operating activities:
Net income	$52,691	$9,985
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,065	6,893
Gain on disposal of discontinued operations	(53,254)	-
Deferred income taxes	(3,796)	1,201
Other, net	915	255
Changes in operating assets and liabilities
Accounts receivable	(1,829)	(3,442)
Inventories	(14,861)	(12,415)
Other current and long-term assets	6,421	25
Right of use assets under operating leases	11,153	12,558
Customer deposits	(5,101)	8,149
Accounts payable and other liabilities	4,891	2,775
Obligations under operating leases	(12,241)	(13,934)
Net cash provided by (used in) operating activities	(8,946)	12,050

Investing activities:
Purchases of property and equipment	(12,638)	(3,483)
Proceeds from sale of property and equipment	9	96
Proceeds from disposal of discontined operations, net	85,521	-
Other	(538)	(335)
Net cash provided by (used in) investing activities	72,354	(3,722)

Financing activities:
Cash dividends	(17,170)	(4,954)
Proceeds from the exercise of stock options	-	42
Other issuance of common stock	177	172
Repurchases of common stock	(8,642)	(2,925)
Taxes paid related to net share settlement of equity awards	-	(219)
Repayments of finance lease obligations	(537)	(467)
Net cash used in financing activities	(26,172)	(8,351)
Change in cash and cash equivalents	37,236	(23)
Cash and cash equivalents - beginning of period	34,374	45,799

Cash and cash equivalents - end of period	$71,610	$45,776

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Six Months Ended
	May 28, 2022	May 29, 2021	May 28, 2022	May 29, 2021
Sales Revenue
Wholesale sales of furniture and accessories	$87,501	$76,034	$170,986	$146,298
Less: Sales to retail segment	(34,415)	(28,520)	(64,143)	(57,524)
Wholesale sales to external customers	53,086	47,514	106,843	88,774
Retail sales of furniture and accessories	75,620	62,483	139,727	122,878
Consolidated net sales of furniture and accessories	$128,706	$109,997	$246,570	$211,652

Operating Income
Wholesale	$3,434	$5,359	$6,819	$10,156
Retail	7,875	1,652	11,225	2,746
Inter-company elimination	(297)	74	(554)	(255)
Consolidated	$11,012	$7,085	$17,490	$12,647